Exhibit 99.1

Press Release
September 17, 2019

7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Provides Third Quarter 2019 Earnings Guidance

FORT WAYNE, INDIANA, September 17, 2019 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today provided third quarter 2019 earnings guidance in the range of $0.66 to $0.70 per diluted share. Comparatively, the company’s sequential second quarter 2019 earnings were $0.87 per diluted share and prior year third quarter earnings were $1.69 per diluted share, which included charges related to fair value purchase accounting adjustments of $0.04 per diluted share and a tax benefit of $0.04 per diluted share.

Third quarter 2019 earnings from the company’s steel operations are expected to decrease in comparison to sequential second quarter results. The reduced earnings are primarily related to lower profitability from the company’s sheet steel operations, as shipments and average steel pricing declined in the quarter, more than offsetting lower scrap costs. Underlying domestic steel demand remains principally intact for the primary steel consuming sectors, with particular strength in construction.

Third quarter 2019 profitability for the company’s metals recycling platform is also expected to decrease when compared to sequential second quarter results, as a result of declining ferrous and nonferrous commodity prices coupled with steady shipments.

Third quarter 2019 earnings from the company’s steel fabrication business are expected to improve from sequential second quarter results, due to higher shipments and steady metal spread, as demand remains strong. The company continues to experience strong steel fabrication order backlogs and customers remain optimistic concerning non-residential construction projects.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics' revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as "anticipate", "intend", "believe", "estimate", "plan", "seek", "project", or "expect", or by the words "may", "will", or "should", are intended to be made as "forward-looking", subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, manufacturing, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuations in the cost of key raw materials and supplies (including steel scrap, iron units, zinc, graphite electrodes, and energy costs) and our ability to pass on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses or assets; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics' more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact: Tricia Meyers, Investor Relations Manager— +1.260.969.3500